Exhibit 2

TAT Technologies Ltd.
P.O. Box 80, Gedera 70750 Israel

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS OF TAT TECHNOLOGIES LTD.

The undersigned, a shareholder of TAT Technologies Ltd. (the “Company”), an Israeli corporation, hereby appoints Adv. Idan Lidor, and Adv. Shachar Hananel or either of them, attorney or attorneys of the undersigned, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and otherwise act on behalf of the undersigned at the annual and special general meeting of shareholders of the Company to be held at the offices of Naschitz, Brandes, Amir & Co., Advocates, located at 5 Tuval Street, Tel-Aviv, Israel, on August 15, 2024 at 17:00 P.M. Israel time, or at any adjournment(s) or postponement(s) thereof (the "Meeting"), with respect to all of the ordinary shares, par value NIS 0.90, of the Company (the “Shares”) which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, provided said proxies are authorized and directed to vote as indicated with respect to the matter set forth below in this Proxy. Subject to applicable law and the rules of NASDAQ, in the absence of such instructions, the Shares represented by properly executed and received proxies will be voted “FOR” all of the proposed resolutions to be presented to the Meeting for which the Board of Directors recommends a “FOR” vote, other than Items 1-2 and Item 4 .

A shareholder’s proxy card must be received by the Company no later than August 15, 2024, 13:00 P.M. Israel time; otherwise it shall not be valid at the Meeting.

This proxy also delegates, to the extent permitted by applicable law, discretionary authority to vote with respect to any other business which may properly come before the Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS FORM OF PROXY AND MAIL THE PROXY PROMPTLY, ALONG WITH PROOF OF IDENTITY IN ACCORDANCE WITH THE COMPANY'S PROXY STATEMENT, IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

In accordance with the Israeli Companies Regulations (Reliefs for Companies with Securities Listed on Foreign Stock Exchanges), 5760-2000 (the “Relief Regulations”), a shareholder submitting a vote for this Item 3 is deemed to confirm to the Company that such shareholder does not have a personal interest in the election of the external director (excluding a personal interest that is not related to a relationship with a controlling shareholder) and is not a controlling shareholder, unless such shareholder had delivered the Company a notice in writing stating otherwise, no later than 10 a.m., Israel time, on August 14, 2024, to the office of Naschitz, Brandes, Amir & Co., Advocates, located at 5 Tuval Street, Tel-Aviv, Israel. This notice should be addressed to the attention of Adv. Elad Amir.

For information regarding the definitions of “Personal Interest” and “Controlling Shareholder,” please see the explanation in the Notice of Annual General Meeting of Shareholders and in the Proxy Statement.

Item No. 1
Approval of the re-appointment of Kesselman & Kesselman PwC Israel, a member of PricewaterhouseCoopers International Ltd., as our independent certified public accountants, effective as of the approval by the Meeting until our next Annual Meeting of Shareholders, and delegation to the Company's Board of Directors (or, the Audit Committee, if authorized by the Board of Directors) the authority to determine the accountants' remuneration in accordance with the volume and nature of their services.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐

Item No. 2
Approval of the re-election of each of Mr. Amos Malka, Mr. Gillon Beck and Roni Meninger (Independent Director), to serve as Directors of the Company each to hold office until our next Annual Meeting of Shareholders.

		FOR	AGAINST	ABSTAIN
VOTE FOR EACH DIRECTOR SEPARATELY.
	I. Mr. Amos Malka II. Mr. Gillon Beck III. Ms. Roni Meninger (Independent Director)	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐

Item No. 3
Approval of the re-election of Mr. Mordechai Glick as an external director, as defined in the Israeli Companies Law 5759-1999 (the "Companies Law"), including the approval of his compensation terms, for a three-year period starting on August 30, 2024
		FOR	AGAINST	ABSTAIN
		☐	☐	☐

Item No. 4	Approval of the cancellation of the par value of the company’s Ordinary Shares and amendment of the Articles of Association of the Company to reflect such change.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

Shareholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on June 26, 2024, the record date fixed by the Board of Directors for such purpose.

The signer hereby revokes all previous proxies given by the signer to vote at the annual and special general meeting or any adjournments thereof.

Signature _________          Date _________ 2024.

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, the shareholder named first in the Company's register must sign. Trustees, Administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. PLEASE BE SURE TO RETURN THE ENTIRE PROXY ALONG WITH PROOF OF IDENTITY AS DESCRIBED IN THE COMPANY'S PROXY STATEMENT.